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                            JOINT FILING AGREEMENT
                            ----------------------

     In accordance with Rule 13D-1(f) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Common Stock, par value $0.01 per share, of Sinclair Broadcast Group, Inc. and that this Agreement be included as an Exhibit to such joint filing.

     IN WITNESS WHEREOF, the undersigned hereby execute this Agreement this 18th day of June, 1996.

                                        RIVER CITY BROADCASTING, L.P.

                                        By:  Better Communications, Inc.,
                                              its general partner

                                        By: /s/ Barry Baker
                                           -------------------------------------
                                           Barry Baker
                                           President

                                        BETTER COMMUNICATIONS, INC.

                                        By: /s/ Barry Baker
                                           -------------------------------------
                                           Barry Baker
                                           President


                                          /s/ Barry Baker
                                        ----------------------------------------
                                        BARRY BAKER